SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K


                             CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


                      Date of Report:  May 6, 1997


                           Towne Bancorp, Inc.
         (Exact Name of Registrant as specified in its charter)


      OHIO                 	0000887203                 34-1704637
(state or other        (Commission File No.)          (IRS Employer
jurisdiction of                                       Identification Number)
incorporation or
organization)


                      610 East South Boundary
                      Perrysburg, Ohio 43551
                         (419) 874-2090


        (Address, including zip code, and telephone number
	              including area code of Registrant's
	                  principal executive offices)


                          Not Applicable
    (Former name or former address, if changed since last report)





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Item 5. Other Events:

	Towne Bancorp, Inc. (the "Company") is filing this report to disclose that it has a potential contingent liability related to its sale of common stock.  In connection with its initial public offering, the Company filed a registration statement pursuant to the Securities Act of 1993, as amended (the "1933 Act")
with the Securities and Exchange Commission ("SEC") and made corresponding filings with various state securities authorities.  It appears that the registration statement was not updated in a timely fashion, resulting in the possibility that the sale of common stock by the Company was not properly registered under the 1933 Act or exempt from registration thereunder.
Accordingly, the Company may have a contingent liability for up to $4,753,471, representing the full purchase price of all 378,614 shares sold by the Company, plus interest, because persons who purchased such securities may have a claim against the Company for the purchase price plus interest.  In the event that purchasers have resold any shares and have suffered a loss (that is sold at a price less than the price paid for the stock) as a result of such sale, they may have a claim against the Company, it does not believe that any such purchaser has suffered a loss on any resale.  The Company is considering its alternatives to remove or reduce, to the extent practical, any contingent liability resulting from its prior sale of stock, including any possible defenses and the possibility of undertaking a rescission offer to existing shareholders, which offer would be registered with the SEC under the 1933 Act.
The Company has discussed this matter, and its potential adverse impact on the
Company's capital structure, with a representatives of its primary federal banking regulator, the Board of Governors of the Federal Reserve System, and its
other banking regulators.  The Company believes it can undertake a successful rescission offer to eliminate or materially reduce this potential contingent liability.  However, no assurance can be made in that regard.

SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             TOWNE BANCORP, INC.

Date:  May 6, 1997		                         By:  /s/Jerome C. Bechstein,
                                                  President & CEO